Exhibit 5.1

[Letterhead of Thomas E. Puzzo, Esq.]

November 6, 2006

Vocalscape Networks, Inc.
2170 E. Post Road, Suite 206
White Plains, New York 10601

Re: Registration of Common Stock of Vocalscape Networks, Inc., a Nevada corporation

Ladies and Gentlemen:

We have acted as counsel for Vocalscape Networks, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”), relating to the registration of 3,200,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), issued pursuant to stock options granted under the Company’s 2006 Stock Option Plan (the “Plan”).

As counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that:

1. The Shares have been duly authorized, and when issued and sold in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act with respect to the Registration Statement.

Very truly yours,

Thomas E. Puzzo, Esq.